Exhibit 10.4

STANDARD BUILDING LEASE

  THIS LEASE made this 15th day of April 2012, between Southern Hospitality Franchise Holding Corporation, a Colorado Corporation ("Tenant") and Elmo, Limited Liability Company, a Colorado limited liability company ("Landlord").

WITNESSETH:

DEMISE

  Landlord does hereby lease to Tenant and Tenant hereby hires from Landlord Suite 150 (the "Premises" or "Leased Premises") such Premises depicted  on the  plat attached hereto as Appendix A, which Premises are situated in that certain building located at 1433 17th Street, Denver, Colorado (the "Building"), which building is situated on that certain parcel of real property (the "Property") legally described in Appendix B together with a non-exclusive right, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas, walks, ways or other areas in the Building or on the Property designated by Landlord for the exclusive or nonexclusive use of the tenants of the Building. The Building, Property, plazas, common areas, walks, ways, and other areas and appurtenances are hereinafter sometime collectively called the "Building Complex."

  Such letting and hiring is upon and subject to the terms, conditions, and covenants herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all said terms, conditions, covenants by it to be kept and performed and that this Lease is made upon the condition of such performance.

  1.    USE

  The Premises are to be used and occupied for the operation of a restaurant under the trade name of "Southern Hospitality". The use shall be a full service, upscale sit-down restaurant serving alcoholic beverages. The Tenant shall not serve pizza as a primary menu item. Tenant shall not alter its use of the Premises without Landlord's consent, which Landlord may withhold in its sole and absolute discretion. Tenant acknowledges that Tenant's covenants in this Section are essential to Landlord's establishment of a tenant mix for the Retail Space intended to benefit the other tenants of the Project and Elmo, LLC and, accordingly, are material considerations which have induced Landlord to enter into this Lease. Tenant's operations shall be, at all times and in all respects, of a quality at least equal to other full service restaurants of comparable size and nature in Denver, Colorado, as exist on the date of this Lease. The foregoing standards shall apply, without limitation, to the furniture and furnishings of the Premises, the attire and appearance of employees, and the management and operation of the Premises in general. It is expressly understood that Landlord reserves the right to dete1mine the character of occupancy of any tenant or to permit any other reasonable use of the Building, including but not limited to retail or commercial uses.

  2.    TERM

  A.   Term. The term of this Lease shall be for a period of one-hundred and twenty four and one half (124.5) months, commencing at 12:01 a.m. on April 16, 2012 (the "Commencement Date"), and ending at 5:00 p.m., Denver time on August 31, 2022 (the "Primary Lease Term"), subject to Tenant’s right to renew this Lease for the Extended Term as set forth below. Rent shall commence upon the earlier of September 1, 2012 or such earlier date upon which the Tenant opens for business (the "Rent Commencement Date"). If Tenant opens for business prior to September 1, 2012, Rent shall be prorated in proportion to the days open to the days of the month in which the Tenant opens.

  B.    Option to Renew. Tenant shall have the option to renew this lease for two, five year periods (to the extent exercised, the "Extended Term" and "Extension Period") at the rate stated in Appendix D to this Lease upon written notice to the Land lord, such notice being  sent not sooner than 180 days nor less than 120 days prior to the expiration of the Primary  Lease

Term or current Extension Period, as then applicable. For purposes of this Lease, reference to the "Term" shall mean the Primary Lease Term plu s the applicable Extended Term. Notwithstanding any provision of this Lease to the contrary, in the event that Tenant assigns or sublets the Premises to any permitted assignee or sub lessee, then unless specifically granted to such assignee or sub lessee by Landlord in writing, the options to renew set forth herein shall terminate and be of no further force and effect.

  3.     COMPLETION OF THE PREMISES

  A.    Landlord 's Work. Landlord shall have a limited obligation for the completion of the Premises in accordance with the provisions hereof and of the Tenant Work Agreement.

  B.    Limitations. Except as set forth in this Lease (including the Tenant Work Agreement attached hereto as Appendix C), Landlord shall have no other obligation with respect to improvement of the Premises and Tenant shall be deemed to accept the Premises in its "AS IS" condition as of the date Landlord delivers possession of the Premises to Tenant.

  4.     RENT

  A.    Base Rent. Tenant agrees to pay to Landlord, without set-off or other deduction of any kind, during the full Primary Lease Term monthly installments of rent in the amounts (and for the applicable periods of the Primary Lease Term) set forth in Append ix D (the "Base Rent") for the Premises. The first full monthly installment of Base Rent shall be payable on the Rent Commencement Date and each succeeding monthly installment shall be due and payable on or before the first day of each and every successive calendar month thereafter during the Tenn hereof.

  B.    No Offsets. The Base Rent, and all other sums or charges required by this Lease to be paid by the Tenant to the Landlord (collectively, "Additional Rent" and, together with Base Rent, "Rent") shall be paid, except as hereinafter set forth, to the Landlord without offset or deduction of any kind, in lawful money of the Uni ted States of America, at the office of the Landlord in the Building, or to such other person or at such other place as Landlord may from time to time designate in writing.

  C.    Interest on Late Payments. Any rent (whether Base Rent or Additional Rent) or other amount due from Tenant to Landlord under this Lease not paid within five (5) days of the date due shall bear interest from the date due until the date paid at the annual rate of two percent (2%) above the prime rate in effect from time to time during such period, but not less than eighteen percent (18%) per annum nor more than twenty-on e percent (2 1%) per annum. The payment of such interest shall not excuse or cure any default by Tenant under this Lease. The failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other similar or like late payments. The covenants herein to pay Rent (both Base Rent and Additional Rent) shall be independent of any other covenant set forth in this Lease. The phrase "Prime Rate" as used  in this Section and in this Lease shall mean the rate of interest quoted from time to time by Wells Fargo Bank - Denver, N .A. as the rate of interest charged to its most creditworthy corporate borrowers on unsecured ninety (90) day commercial loans.

  D.    Late Payment Charge. Further, and notwithstanding the interest charges provided for in the preceding subparagraph (C), in the event any Rent or other amounts owing hereunder are not paid within five (5) days after written notice, Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult if not impossible to determine. Accordingly, Tenant shall pay to Landlord an additional one-time late charge for any such late payment in the amount of five percent (5%) of the amount then due.

  5.     TAXES AND OPERATIN G COST ADJUSTMENT FORMULA

  In addition to Base Rent, Tenant shall pay, as Additional Rent, Tenant's Proportionate Share (hereinafter defined) of the Taxes and Operating Costs of the Building Complex durin g the Term. Accordingly, Tenant shall pay, on a monthly basis throughout the Term and in addition to

Base Rent, Tenant' s Proportionate Share of Taxes and Operating Costs based upon Landlord 's estimate thereof, subject to the provisions of this Section 5 and Section 6 below.

  A.      Taxes. The Base Rent payable by Tenant for such year shall be increased by Tenant's Proportionate Share of the Taxes (as defined below) incurred during the Term. For purposes hereof, Tenant's proportionate share ("Proportionate Share") shall be 36.70%, with the same calculated on the basis that the rentable area of floor space in the Premises bears to the total rentable area of floor space in the Building as of the date hereof. If there is a change in the total Building rentable area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall adjust the Proportionate Share as shall be necessary to provide for any such changes. Landlord's system for measurement applied to all tenants shall be used to determine rentable area. In determining the amount of Taxes for any calendar year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such calendar year if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law, if such election is available to Landlord. Except as provided in the second sentence of Subsection 6.A.(l ) hereof, all reference to Taxes "for" and "billed for" a particular calendar year shall be deemed to refer to Taxes levied, assessed, billed or otherwise imposed for such calendar year, without regard to the dates when any such Taxes are due and payable.

  As used in this Lease, the term "Taxes" means any and all general and special taxes and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to, the Building Complex, any leasehold improvements, fixtures, installations, additions, and equipment, whether owned by Landlord or Tenant , or either because of or in connection with the Landlord's ownership, leasing, and operation of the Building and the Property, including, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, general or special assessments, and duties or levies charged or levied upon or assessed against the Building and the Property and personal property, transit taxes, all costs and expenses (including legal fees and court costs) charged for the protest or reduction of property taxes or assessments in connection with the Property and the Building, or any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Building and the Property whether any such taxes are imposed by the United States, the State of Colorado, the City and County of Denver, or any other government municipality, authority, or agency or any political subdivision of any thereof. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate, and inheritance taxes; provided, however, if at any time during the Term hereof, a tax or excise on rents or income or other tax, however described (herein called "Rent Tax"), is levied or assessed by the State of Colorado or any political subdivision, hereof, on account of the Rent hereunder or the interest of Land lord under this Lease, such Rent Tax shall constitute Taxes.

  B.     Operating Costs. In addition to the Base Rent payable by Tenant hereunder, Tenant covenants and agrees to pay an amount equal to the Tenant 's Proportionate Share of the Operating Costs of Landlord during the Term of the Lease calculated on the basis of Tenant' s Proportionate Share thereof.

  As used in this Lease, the term "Operating Costs" means any and all expenses, costs, and disbursements (other than Taxes) of every kind and nature whatsoever, which are paid or accrued by Landlord in connection with the management, maintenance, operation, or repair of the Building Complex, (including, without limitation):

  (1)  Costs of supplies, including, but not limited to, the cost of re-lamping all lighting installed in common areas of the Building Complex;

  (2)    Costs incurred in connection with obtaining and providing energy for the Common Areas and common heating of the Building Complex, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy, fuel oils, coal or any other energy sources, Tenant' s use of electricity and natural gas within the demised premises will be separately metered and shall be responsible for the payment of these utility charges;

  (3)      Costs of water and sanitary and storm drainage services apportioned according to use amongst the tenants;

  (4)      Costs of janitorial of the common areas and security services;

  (5)     Costs of general maintenance and repairs, including costs under climate control and other mechanical maintenance contracts and repairs and replacements of equipment used in connection with such maintenance and repair work;

  (6)      Costs of maintenance and replacement of landscaping;

  (7)      Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement, the part of claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building Complex (where Landlord is unable to obtain insurance without such deductible from a major insurance carrier at reasonable rates), public liability insurance (all insurance  shall be in such amounts as may be required by Mortgagee (as defined in Section 24 hereof) or as Landlord may reasonably determine);

  (8)      Labor costs associated with operation and maintenance of the Building Complex, including wages and other payments, costs to Landlord of workmen 's compensation and disability insurance, payroll taxes, welfare fringe benefits, and all Legal fees and other costs or expenses incurred in resolving any labor dispute associated with the operation and maintenance of the Building Complex;

  (9)      Professional building management fees including rental for the Manger's office space and costs of supply the Manager with necessary office equipment and storage space in the Building or in an offsite storage unit used in connection with the operation of the Building;

  (10)    Legal, accounting inspection, and consultation fees (including, without limitation, fees charge by consultants retained by Landlord for services that are intended to produce a reduction in Operating Costs, reduce the rate of increase in Operating Costs or to reasonably improve the operation, maintenance or state of repair of the Building Complex);

  (11)    The cost of capital improvements and minor structural repairs and replacements made in or to the Building Complex in order to conform to changes subsequent to the Commencement Date in any applicable laws, ordinances, rules, regulations or orders of  any governmental or quasi-governmental authority having jurisdiction over the Building Complex (herein "Required Capital Improvements") and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Costs or to reduce the rate of increase in Operating Costs (herein "Cost Savings Improvements"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be reimbursed to Landlord in equal installments over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord) together with interest on the balance of the unreimbursed expenditure at the Prime Rate in effect on the date the expenditure was incurred by Landlord or the rate such funds to make any capital improvements or structural repairs were actually borrowed by Landlord, whichever may be higher, provided, however, that the amount to be reimbursed by Tenant for any Cost Savings Improvement shall be limited in any year to the reduction or estimated savings in Operating Costs as a result thereof;

  (12)    Costs incurred by Landlord or its agents in engaging experts or other consultants to assist them in making the computations required hereunder;

  (13)    Rental payments or acquisition costs, allocated over the useful life, for machinery or equipment, including vehicles, necessary to timely and economically perform the cleaning and maintenance functions imposed on Landlord together with interest on such acquisition cost at the Prime Rate in effect as of the acquisition date or the rate such funds for acquisition costs were actually borrowed by Landlord, whichever may be higher, on the balance of the unrecovered acquisition cost over the useful life of such machinery or equipment;

  (14)      Special Assessments levied against the Building Complex and/or, Landlord for any reason whatsoever, including but not limited to the Downtown Denver Improvement District, maintenance and repair of the 16th Street Mall or other public transportation system and/or otherwise.

      "Operating Costs" shall not include:

  (1)      Costs of work, including painting and decorating and other tenant change work, which Landlord performs for any tenant or in any tenant 's space in the Building other than work of a kind and scope which Landlord would be generally obligated to furnish to all tenants;

  (2)      Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

  (3)      Leasing commissions, advertising expenses and other costs incurred in leasing space in the Building;

  (4)      Costs of repairs or rebuilding necessitated by condemnation;

  (5)     Any interest on borrowed money or debt amortization, except as specifically set forth above;

  (6)      Depreciation on the Building Complex ;

  (7)     Any settlement, payment or judgment incurred by Landlord or the Building manager due to their willful misconduct or gross negligence, as established by a court of law, which is not covered by insurance proceeds; or

  (8)     Cost of any damage to the Building Complex caused directly by Landlord's willful misconduct or gross negligence, as established by a court of law, which is not covered by insurance proceeds.

Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Costs with respect to its leased premises, then to the extent that Landlord, in its sole judgment, determines that an adjustment should be made in making the computations herein provided for to appropriately allocate the Operating Costs among the tenants, Landlord shall be permitted to modify the computation of Taxes, rentable area, and/or Operating Costs for a particular calendar year in order to eliminate or otherwise compensate for any such expenses which are paid for in whole or in part by such tenant. Furthermore, in making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this Section 5 as shall be reasonably necessary to achieve the intention of the parties hereto.

  6.     TAXES AND OPERATING COST ADJUSTMENT  PAYMENT

  The adjustments provided for in Subsections 5.A. and 5.B. shall be made as follows:

  A.      On or before the execution of this Lease and on or before the 15'11 day of May of each year following the date of execution hereof, Landlord shall furnish to Tenant a written statement showing Landlord's actual Taxes and Operating Costs for the preceding calendar year, along with any excess or deficiency for the previous calendar year by virtue of Tenant's payment of Tenant's estimated Proportionate Share of Taxes and Operating Costs. Such statement shall also indicate Landlord's reasonable estimate of its Taxes and Operating Costs for the current calendar year. The failure of Landlord to furnish such a statement for any year shall not preclude Landlord from enforcing its rights under this Lease to recover from Tenant its Proportionate Share of Taxes and Operating Costs obligations to Landlord.

  B.     If, pursuant to such calculations, Tenant 's Proportionate Share of the actual Taxes and Operating Costs exceeds the sum of Tenant's payments of its Proportionate Share of the estimated Taxes and Operating Costs, then Tenant shall pay to Landlord, within fifteen (15) days following the furnishing (the "upward adjustment date") of each such calculation to Tenant, the difference. If, pursuant to such calculations, Tenant 's Proportionate Share of the actual Taxes and Operating Costs is less than the sum of Tenant' s payments of its Proportionate Share of the estimated Taxes and Operating Costs, and provided Tenant shall: (i) be entitled to share in such savings pursuant to the provisions of Subsection 5.A.; and (ii) not then be in default under any of the provisions of this Lease, Landlord shall, at Tenant's option, either refund the difference, calculated as aforesaid, or apply such amount against any other amounts then due from Tenant to Landlord. For purposes of confirmation, Tenant acknowledges that Tenant shall be responsible for paying, together with Tenant's payment of Base Rent, Land lord's estimate of Tenant's monthly Proportionate Share of actual Taxes and Operating Costs for each year during the Term. Said estimated amount shall be subject to adjustment (and appropriate adjusting payments between the parties hereto) as provided in this Lease in Section 6.A. above.

  C.      Audit and Adjustment Procedures.

  (1)     The annual determination and statement of Taxes and Operating Costs shall be prepared in accordance with generally accepted accounting principles. In the event of any dispute as to any Rent due hereunder, Tenant shall have the light to inspect Landlord's accounting records relative to Taxes and Operating Costs at the office in which Landlord maintains its records during normal business hours at any time within fifteen (1 5) days following the furnishing by Landlord to Tenant of such statement. Unless Tenant shall take written exception of any item in any such statement within such fifteen (15) day period, such statement shall be considered as final and accepted by Tenant. If Tenant makes such timely written exception, a certification as to the proper amount of Rent shall be made by a Certified Public Accountant designated by Landlord which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original determination of both Taxes and Operating Costs was in error by more than three percent (3.0%) over Tenant's actual obligation.

  (2)     In the event of the termination of this Lease by expiration of the stated Term or for any other cause or reason prior to the determination of an adjustment to Rent permitted by this Lease, Tenant's agreement to pay its pro rata share of increases in Taxes and Operating Costs up to the time of termination shall survive termination of this Lease, and Tenant shall pay all amounts due to Landlord within fifteen (15) days after being billed therefore. In the event of termination of this Lease by expiration of t11e stated Term or for any other cause or reason whatsoever, except default by Tenant of any of the terns or provisions of this Lease, prior to the determination of adjustments as hereinabove set forth in Sections 5 and 6, Landlord 's agreement to refund any excess Rent paid by Tenant up to the time of termination shall survive termination of the Lease, and Landlord shall pay the amount due, adjusted by the an1ounts of any applicable offsets, to Tenant within fifteen (15) days of Landlord's determination of such amounts.

  (3)     All calculations to be made under this Section 6 shall be made, furnished, handled, and (where applicable) billed separately.

  (4)     Subject to the rights of Landlord hereunder any refund to which Tenant may be entitled under the provision of any of Subsections 6.A. and 6.B. may not be used by Tenant to offset any payments of Rent or other payments then due or that become due Landlord under this Lease.

  (5)     If the Term of this Lease commences on any day other than the first day of January, or if the Term of this Lease ends on any day other than the last day of December, Tenant's Proportionate Share of Taxes and Operating Costs for such partial year shall be pro rated on the basis by which the number of days in such partial year bears to 365.

  (6)    All sums which Tenant is required to pay or discharge pursuant to Sections 5 and 6 of this Lease shall, together with  any interest or other sums which may be addedfor late payment thereof, constitute "Rent" hereunder.

  7.    HOLDING OVER

  Should Tenant hold over after the termination of this Lease, whether such termination occurs by lapse of time or otherwise, Tenant shall become a tenant from month-to-month upon each and all of the terms herein provided as may be applicable to such a tenancy, and any such tenancy shall not constitute an extension of this Lease; provided, however, during such period as a tenant from day-to-day, Tenant shall pay Rent at one hundred fifty percent (150%) of the Rent payable for the month immediately preceding the date of termination of this Lease and, in addition, Tenant shall reimburse Landlord for all damages (consequential, as well as direct) sustained by it by reason of Tenant's occupying the Premises past the termination date. The provisions of this paragraph shall not exclude nor waive Landlord's right of re-entry or any other right thereunder.

  8.       BUILDING SERVICES

  A.      Standard Services. Landlord agrees to furnish to the Premises during regular business hours from 7:00 A.M. to 6:00 P.M. Mondays through Fridays and from 7:00 A.M to 1:00 P.M. Saturdays, in each case except for federally observed Holidays, and subject to the rules and regulations of the Building, heat and air conditioning off of the building's main air conditioning loop for the Building Common Areas, which in Landlord 's judgment is necessary to provide a reasonably comfortable environment for the Common Area portion but not all of the use and occupancy of the Premises. The Tenant's primary ventilation and air conditioning is a stand alone system independent of the rest of the Building and i s designed and is to be maintained by the Tenant to the Tenant's requirements. Landlord shall enter into service agreements on behalf of the Tenant for the maintenance and repair of the Tenant's primary ventilation and air conditioning system. All costs associated with such contract  and any additional costs relating to the maintenance, repair, replacement and operation of said system will be solely the obligation of the Tenant. Landlord further agrees to furnish occasional passenger elevator service for persons with disabilities, subject to scheduling by Landlord. Landlord shall also furnish: (i) adequate electric current and heating to be supplied for lighting and heating of the Common Areas and of the Premises; (ii) janitorial and cleaning services during the business week for the Common Areas; and (iii) domestic water, in reasonable quantity. Elevator service shall be provided by the use of the lobby automatic elevator which will be provided to the Tenant for the monitored access to the Premises by persons with disabilities only. Landlord shall also, at said times, maintain and keep lighted the common stairs and entries in the Building that would reasonably be subject to use by Tenant, its agents and employees during other than regular business hours.

  B.      Interruption of Standard  Services. Tenant agrees that Landlord shall not be liable for failure to supply, heating, air conditioning, elevator, janitorial service, electric current, or any other service described in Subsection (A) above during any period  when   Landlord uses reasonable diligence to restore or to supply such services or electric current,  it being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them, or electric current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alternations, or improvements or whenever by reason of  strikes, lockouts, riots or acts of God, or any other happening or occurrence beyond the  reasonable control of Landlord. If Landlord is unable to furnish such services or electric current, Landlord shall not be liable for damages to persons or property for any such   discontinuance, nor shall such discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any  of Tenant's obligations hereunder. Landlord's obligation to furnish services or electric  current shall be conditioned upon the availability of the  same from the public utility   companies or municipal authorities presently serving the Building Complex. Landlord shall  have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program. Landlord  shall have the right to enter upon the Premises at all reasonable times in order to make such repairs, alterations, and adjustments as shall be necessary in order to comply with the provisions  of any energy-saving program or any mandatory statute, regulation, or program.

  C.      Services Paid By Tenant. Tenant shall separately arrange with applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all electrical meter, gas meters and water meters specifically associated with the operation of the Tenant's business and telephone services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease. Telephone installation shall be accomplished pursuant to all state and local building codes and other requirements, and Tenant shall not cause or permit to be installed any wiring within the Building without Landlord 's prior written consent thereto (which consent may be evidenced by Landlord 's approval of Tenant's initial build-out  construction drawings  and which subsequent consent(s) may be conditioned upon satisfaction of the other requirements of this Lease as relate to such installation). Likewise, Tenant shall be responsible for insuring tenant's personal property. Tenant shall not have the right to use Common Areas of the Building except for the emergency and ADA access to the Building lobby without the sole consent of the Landlord which consent may be withheld or delayed.

  D.      Above-Standard Service Requirements. If heat generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part  thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Premises were it not for such heat generating equipment then, Landlord  reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

  Tenant shall not, without the written consent of Landlord, use any apparatus or device which will in any way increase the amount of electricity or water which Landlord determines to be reasonable for use of the Premises as restaurant space, nor connect with electric current (except through existing electrical outlets in the Premises) or water pipes any apparatus or device for the purposes of using electric current, water, or other energy. If Tenant shall require electric current, water, or any other energy in excess of that which is respectively obtainable from existing electrical outlets or water pipes, and which is, in Landlord's opinion, above normal for use of the Premises, Tenant shall first procure the written consent of Landlord, which Landlord may not unreasonably refuse. If Landlord consents to such excess electric, water, or other energy, requirements, Tenant shall, on demand, pay all costs of meter service and facilities necessary to measure and/or furnish such excess capacity. Tenant shall also pay the entire cost, of such additional electricity, water, or other energy used.

  E.      Cleaning. Tenant shall provide commercially reasonable janitorial or cleaning services. Such services shall be subject to supervision of the Tenant, and by a janitorial or cleaning contractor or employees at all times satisfactory to the Tenant and satisfactory to the Landlord.

  9.      CONDITION OF PREMISES

  Tenant, by taking possession of the Premises, shall be deemed to have agreed that the Premises were, as of the date of taking possession, in good order, repair, and condition and satisfactorily completed in accordance with Landlord 's obligations under this Lease. No promise of Landlord to alter, remodel, decorate, clean, or improve the Premises, the Building, or the Property, and no representation or warranty, express or implied, respecting the condition of the Premises, the Building, or the Property has been made by Landlord to Tenant, unless same is specifically set forth herein or in Appendix C. This Lease does not grant any rights to view or light from or to the Premises, or air over the Premises or the Property.

  10.      USE OF LEASED PREMISES

  A.      Use. The Premises shall not be used other than for the purpose set forth in Section 1of this Lease, provided such purpose complies with all applicable laws, ordinances, regulations, or other governmental ordinances from time to time in existence.

  B.      Prohibited Use. The Premises shall not be used for the carrying on of any barter, trade, or exchange of goods, or sales through promotional give-away gimmicks, or business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building. The Premises shall not permit any gambling, legal or otherwise, no sex related shows or performances or primarily single gender club activities, cigar bars, teen clubs, after-hour clubs, private men 's or private woman's clubs or any other similar use. The Landlord reserves the right, in its sole discretion, to disallow any other use or activity in the Premises without causing a default by the Landlord. The Tenant remains obligated to the Lease without regard to the denial or disapproval of such operations by the Landlord.

  C.      Hazardous Use. Tenant agrees that it will not keep, use, sell, or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in from time to time covering the Building. In the event Tenant's occupancy or conduct of business in or on the Premises, whether nor not Landlord has consented to the same, results in any increase in premiums for the insurance carried from timeto time Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Additional Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises. To the Landlord's actual knowledge, there are no violations of any environmental laws or regulations relating to the Premises.

  D.      No Waste. Tenant shall not commit, suffer, or permit any waste, damage, disfiguration, or injury to the Premises or any other part of the Building Complex including without limitation Common Areas or the fixtures and equipment located therein or thereon, or permit or suffer any overloading of the floors thereof, and shall not place any safes, heavy business machinery or other heavy things in the Premises without first obtaining the written consent of Landlord and, if required by Landlord, of Land lord 's architect. Tenant shall not use or permit to be used any part of the Premises for any dangerous, noxious, or offensive trade or business, and shall not cause or permit any nuisance, noise, or action in, at, or on the Premises.

  E.      Protection   Against   Insurance   Cancellation.  If any  insurance  policy  on   the Building or any part thereof shall be canceled or if cancellation shall be threatened, or if  the coverage thereunder shall be reduced or be threatened to be reduced, in any way by reason of the use or occupation of the Premises or any part thereof by Tenant, any assignee or subtenant  of Tenant, or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation, reduction or notice thereof, Landlord may, at its option, enter upon the Premises and attempt to remedy such condition and Tenant shall forth with pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any persons or property of Tenant or of others located on the Premises as a result of such entry unless caused by the gross negligence of Landlord. In the event that Landlord shall be unable to remedy such condition then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Section 10, if Tenant fails to remedy  as aforesaid, Tenant shall be in default of its obligation hereunder, and Landlord shall have no obligation to attempt to remedy.

  11.      COMPLIANCE WITH THE LAW

  Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter, constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Tenant' s improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement , shall be conclusive of that fact as between Landlord and Tenant.

  12.      ALTERATION OR REPAIR

  A.      Tenant to Maintain. Tenant shall, at its sole expense, keep the Premises in good repair and tenantable condition during the Term of this Lease. Landlord agrees that it will use its reasonable best efforts to maintain the Common Areas of the Building in a condition similar to the condition of other like building space in the area, the cost of which shall be paid as described in paragraph 5(B) above. Tenant shall not, without the prior written consent of Landlord, which shall not unreasonably be withheld, make any alterations, improvements, or additions to the Premises, including, but not limited to, partitions, wall coverings, floor coverings, and special lighting installations. In the event Tenant desires to make any alterations, improvements, or additions, Tenant shall first submit to Landlord written approval thereof prior to commencing any such work. All alterations, improvements, or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord 's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise, without compensation to Tenant (excepting only, Tenant' s trade fixtures, and professional equipment); provided, however, that Landlord shall have the right to require Tenant to remove the same at Tenant' s cost upon the termination of this Lease, and the repair of any damage caused to the Premises or the Building as a result of any such removal shall be paid for by Tenant. The work necessary to make any repairs required pursuant to this Section 12 or to make any alterations, improvements, or additions to the Premises to which Landlord may consent pursuant thereto, shall be done by employees or contractors employed by Landlord, or with Landlord 's consent in writing given prior to the letting of a contract by contractors employed by Tenant, but in each case, only under written contract approved in writing by Landlord, and subject to all conditions Landlord may impose. Tenant shall promptly pay to Landlord or to Tenant' s contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof, and upon completion, deliver to Landlord, if payment is made directly to Tenant' s contractors, evidence of payment and waivers of all liens for labor, services, or material s, and furthem1ore, Tenant shall defend and hold Landlord harmless from all costs, damages, liens for labor, services, or materials relating to such work, and shall defend and hold  Landlord harmless from all costs, damages, liens, and expenses related thereto. In the event that Landlord incurs any expenses in the removal of trash cleaning of elevators, public corridors, and loading areas as a result of Tenant' s contractors' work then Tenant agrees it shall reimburse Landlord within seven (7) days after Landlord provides Tenant with notice of such expenses.

  B.      Protection Against Liens. At least five (5) days prior to the commencement of any work on the Premises, Tenant shall notify the Landlord of the names and addresses of  the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22- 105 of the Colorado Revised Statutes.  During the progress of any such work on the Premises, Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105.

  C.      Condition of Surrender. Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit. Loss by ordinary wear and tear, fire, and other insured against casualty excepted, and in the state of broom cleanliness.

  D.      Damage By Tenant. If the Building, elevators, boilers, engines, pipes, and other apparatus, or members or elements of the Building (or any of them) used for the  purpose of climate control of the Building or operations of elevators, or if the water pipes, drainage pipes, electric lighting, or other equipment of the Building, the roof or outside walls of the Building, or parking facilities of Landlord become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, or employees, or through Tenant or such parties, then the cost of necessary repairs, replacements, or alterations shall be borne by the Tenant, who shall, on demand, forthwith pay the same to Landlord as Rent. Any amounts due from Tenant pursuant to this paragraph shall be reduced by the amount of insurance proceeds, if any, received by Landlord for the repair of said dan1age. Tenant agrees all alterations to the Premises shall be completed under the direct supervision of Landlord except for minor repairs and cosmetic alterations the cumulative cost of which is less than $1,000.00.

  13.      ABANDONMENT - Tenant shall give Landlord five (5) days' written notice of its intent to abandon the Premises. Abandonment is considered a default under th e tern1s of this Lease as further described in paragraph 20 (A).

  14.     ASSIGNMENT AND SUBLETTING.

  A.      Limitation on Assignment or Subletting. Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereof and shall not suffer any other person to occupy or use the  Premises or any portion thereof, without the written consent of Landlord first had and  obtained, which consent may be withheld except as hereinafter expressly otherwise provided.  Landlord agrees not to withhold consent to any proposed sublease of Tenant 's entire interest in this Lease for all of the then remaining Term of this Lease less one (1)  day, provided   Tenant requests the same in writing, and provided: (i) at time thereof, Tenant is not in default under this Lease; Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises, and financial responsibility of and by the proposed sublessee, are satisfactory to Landlord; (iii) any sublessee shall expressly assume all the obligations of this Lease on Tenant's part to be performed; (iv) such consent , if given, shall not release Tenant of any of its obligations (including, without limitations, its obligation to pay  Rent) under this Lease; and (v)  Tenant and/or Tenant's sublease specifically agree to pay  over to Landlord, as Rent, all net profits provided to be paid under the terms and conditions of such sublease which would be in excess of the amounts otherwise required to be paid by  Tenant pursuant to this Lease. Any assignment, subletting or occupancy without Landlord's prior written consent shall be void and shall , at the option of Landlord, constitute a default  under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the written consent of Landlord, which consent may be arbitrarily withheld.

  B.      Acceptance  of  Performance;  No  Waiver.   If this Lease be assigned, or if  the Premises or any part thereof be sublet occupied by anybody other than Tenant, Landlord    may, after any default, collect the Rent from any of Tenant, the assignee, subtenant, or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assigned, subtenant or occupant as the Tenant hereof or constitute release of Tenant from further   performance by Tenant of covenants on the part of Tenant herein contained . A sale by Tenant of all or substantially all of its assets or all or substantially all its stock, if Tenant is a corporation, a merger of Tenant with another corporation, or the transfer fifty percent (50%)  or more of the beneficial ownership interests in a partnership tenant, without the prior written consent of Landlord, shall constitute a prohibited assignment hereunder. Consent by Landlord to  any one assignment or subletting shall not in any way be construed as relieving Tenant from obtaining the Landlord 's express written consent to another assignment or  subletting.  Notwithstanding the consent of Landlord to an assignment or subletting, Tenant shall not be relieved from its primary obligations hereunder to Landlord, including but not limited to  Tenant 's obligation to pay its Proportionate Share of Taxes and Operating Expenses and  other Additional Rent. Landlord's consent to a requested subletting or assignment shall not  waive Landlord right to refuse to consent to any subsequent request.

  C.      Landlord to Approve Documents. All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its attorney, which consent shall not be unreason ably withheld. Tenant shall pay on demand all Landlord's costs and expenses, including reasonable attorneys' fees, incurred in determining whetherornottoconsenttoanyrequestedsublettingorassignmentandm reviewing and approving such documentation.

  D.      Effect  of Assignment  or  Sublease  on  Options to  Renew.  Notwithstanding   any provision of this Lease to the contrary, any assignment or sublease by Tenant shall automatically be deemed to exclude the options to renew this Lease set forth in Section 2 above unless and except if Landlord specifically grants, in writing, a continuation of   such options for the applicable assignee or sublessee (in which event the provisions of this Subsection D shall remain in effect with respect to any subsequent assignment or sublease.

  15.     SIGNS AND ADVERTISING AND PATIO

  Tenant shall not install, paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering, or direction in the interior of the Premises which is visible from the outside of the Building without the Landlord 's written approval. Landlord will describe a uniform pattern of identification signs for tenants, to be placed on the outside of the doors leading into the tenant premises, and other than such identification signs, Tenant shall not install, paint, display, inscribe, place, affix, or otherwise attach, any sign, picture, advertisement, notice, lettering, or direction on the outside of the Premises or Building for exterior view without the prior written consent of Landlord. Tenant shall have the right, subject to City and County of Denver signage and zoning regulations, to install at Tenant's sole cost and expense signage at the entrance, on the door and on the windows of the Premises, in a location as designated by the Landlord. All signage shall be subject to the prior written approval of the Landlord. Tenant shall have the right, subject to City and County of Denver table and chair permit regulations to have a patio along the primary glass line of the Premises extending from the main entrance to the alley.

  16.     DAMAGE TO PROPERTY. INJURY TO PERSONS

  A.    Tenant's Waiver of Claims. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims (except claims caused by or resulting from the gross negligence of Landlord, its agents, servants, or employees) which Tenant, Tenant's successor, or permitted assigns may   have against Landlord, its agents, servants, or employees for loss, theft, or damage to property  and for injuries to persons, including death, in, upon, or about the Premises, the Building,   or the Building Complex, from any cause whatsoever. Tenant will protect, defend,   indemnify, and hold Landlord, its agents, servants, and employees exempt and harn1less from  and on account of any damage or injury to persons, including death, or to the goods, wares,  and merchandise of any person, including the loss of the use thereof, occasioned by Tenant's  use or occupancy of or otherwise arising in any manner from, on, or out of the Premises,  other than that caused by or resulting from the gross negligence of Landlord. Landlord will  protect, defend, indemnify, and hold Tenant, its agents, servants, and employees exempt and harmless from and on account of any damage or injury to persons, including death, or to the goods, wares, and merchandise of any person, including the loss of the use thereof, occasioned  by Landlord 's use or occupancy of or otherwise arising in any manner from, on, or out of the Common Area, other than that caused by or resulting from the gross negligence of Tenant or Tenant' s agents, servants and employees.

  B.     Negligence of Third Parties. Neither Landlord nor its agents, servants, or employees shall be liable to Tenant for any damage by or from any act or negligence of any tenant or other occupant of the Building or by any owner or occupant of adjoining or contiguous property. Tenant agrees to pay for all damage to the Building or the Premises, as well as all damage to tenants or occupants thereof caused by Tenant's misuse or neglect of the Premises, its apparatus or appurtenances, or caused by any licensee, contractor, agent, or employee of Tenant. Notwithstanding the foregoing provisions, neither Landlord nor Tenant shall be liable to one another for any loss, damage, or injuries caused by its act or neglect to the extent that the other party has recovered the amount of such loss, damage, or injury from an insurer and the insurance company is bound by this waiver of liability. Notwithstanding the above, Landlord shall use its reasonable best efforts to equitably enforce the rules and regulations of the Building.

  C.     Tenant's Property. Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant, or any occupant of the Premises, that is in the Building or the Premises shall be there at the risk of Tenant or such other occupant only, and Landlord or its agent s or employees (except in the case of gross negligence of Landlord or its  agents or employees) shall not be liable for: (i) damage to or theft of or misappropriation of such property; (ii) any damage to property entrusted to Landlord, its agents, or employees, if any; (iii) loss of or damage to any property by theft or otherwise, by any means whatsoever; (iv) any injury or damage to persons or property resulting from fire, explosion, falling plaster, or ceiling tiles, steam, gas, electricity, snow, water, or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street, subsurface, or from any other place, or from any other place, or resulting room dampness or any other cause whatsoever; (v) interference with the light, air, or other incorporeal hereditament; or (vi) any latent defect in the Premises or in the Building or the Building Complex . Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of observed defects therein or in the fixtures or equipment.

  D.     Tenant to Perform. In the event that any action or proceeding shall be brought against Landlord by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, its agents, or employees, then Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonable satisfactory to Landlord.

  17.     TENANT'S INSURANCE

  Tenant shall, during the entire Term of this Lease, at its sole cost and expense, obtain, maintain, and keep in full force and effect the following types of insurance:

  (a)      Fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, theft, sprinkler leakage, covering all of Tenant 's property, including, but not limited to, furniture, fittings, installations, alterations, additions, partitions, fixtures, and anything in the nature of an added leasehold improvement in an amount equal to the full replacement cost of such property without deduction for depreciation. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord shall be conclusive;

  (b)     Public liability insurance, including bodily injury and property damage, personal injury, contractual liability with respect to all claims, demands, or actions by any person, firm, corporation, in any way arising from, related to, or connected with the conduct and operation of Tenant's business in the Premises or tenant's use of the Premises. Such policies shall be written on a comprehensive basis, with limits not less than $2,000,000 and such higher limits as Landlord or the mortgagees of Landlord may require from time to time.

  All policies shall be taken out with insurers acceptable to Landlord and in a form satisfactory from time to time to Land lord which consent shall not be unreasonably withheld. Tenant agrees that certificates of insurance or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten ( I0) days after Tenant takes possession of all or any part of the Premises. All policies shall require that at least ten (I0) days' prior written notice be delivered to Landlord by the insurer prior to termination, cancellation, or material change in such insurance.

  Tenant agrees that in the event of damage or destruction to the leasehold improvements in the Premises covered by insurance required to be taken out by Tenant pursuant to this Section, Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such leasehold improvements. In the event of dan1age or destruction of the Building entitling the Landlord to terminate this Lease pursuant to Section 18 hereof, then, if the Premises have also been damaged, Tenant will pay to Landlord all of its insurance proceeds relating to the leasehold improvements in the Leased Premises, and if the Premises have not been damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the leasehold improvements and the Premises.

  18.      DAMAGE OR DESTRUCTION

  A.      Right to Terminate. In the event the Premises or the Building are damaged by fire or other insured casualty, and the insurance proceeds have been made available therefore by the holder or holder or holders of mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefore provided such repairs therefore Landlord 's sole opinion be completed within one hundred and twenty (120) days after the occurrence of such damage, without the payment of overtime or other premiums. Until such repairs are completed, the Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business provided, however, if the damage is due to the fault or neglect of Tenant or its employees, agent s, or invitees, there shall be no abatement of Rent. If repairs cannot, in Landlord's sole opinion, be made within said one hundred twenty (120) day period, Landlord shall notify Tenant within twenty-five (25) days of the date of occurrence of such damage  as to whether or not Landlord shall have elected to make such repairs. If Landlord elects not to make such repairs which cannot be completed within one hundred twenty (120) days, then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage. Except as provided in this Section 18, there shall be no abatement of Rent and no liability of Landlord by reason of temporary limitation or access or any injury, inconvenience, interference to or with Tenant's business or property arising from the making of any necessary repairs, or any alterations or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances, and equipment therein necessitated by such damage. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Premises by or for Tenant at Tenant's cost.

  B.     Landlord's Insurance. Landlord covenants and agrees that, throughout the Term hereof, it will insure the Building (excluding foundations, excavations and other non-insurable items) and the machinery, boilers, and equipment contained therein owned by Landlord (excluding any property with respect to which Tenant is obliged to insure pursuant to the provisions of Section 17 Thereof) against damage by fire and extended perils coverage with coverage written on a comprehensive basis with limits not less than $2,000,000 and such higher limits as Landlord may determine from time to time. Landlord will also, through the Term, carry public liability and property damage insurance with respect to the operation of the Building with coverage written on a comprehensive basis with limits not less than $2,000,000 and such higher limits as Landlord may determine from time to time. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

  19.     ENTRY  BY  LANDLORD

Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, to supply any services to be provided by Landlord to Tenant hereunder, to show same to prospective purchasers or tenants of the Building, and to make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Premises or the Building as Landlord may deem necessary or desirable. Landlord may enter by means of a master key , without liability to Tenant except for any failure to exercise due care for Tenant' s property and without affecting this Lease. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use and occupancy of the Premises.

  20.      DEFAULT BY TENANT

  A.      Events of Default. Each one of the following events is herein referred to as an "event of default:"

  (1)     Tenant shall fail to make due and punctual payment of Rent or any other amounts payable hereunder, and such failure shall continue for five (5) days after receipt of written notice from Landlord; provided, however, Tenant shall not be entitled to more than two (2) notices of a delinquency in payment during any calendar year and if thereafter during such calendar year any Rent or other amounts owing hereunder are not paid when due, a default shall be considered to have occurred even though no notice thereof is given;

  (2)     Abandonment of the Premises or the closing of the business operations thereon by the Tenant or any legal authority;

  (3)     This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or dissolve upon any other person or party except in the manner set forth in Section 14.

  (4)     This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

  (5)     The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; or the adjudication that the Tenant is insolvent or bankrupt, or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

  (6)     The filing of any petition or the commencement of any case or proceeding described in Subsection 5 above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) days from the date of such appointment or taking of such possession;

  (7)     The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors; or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant to generally pay its debts as they mature;

  (8)     The admission in writing by the Tenant or any partner of Tenant if Tenant is a partnership of the inability to pay debts as they mature;

  (9)     Tenant shall fail to timely apply for a construction permit for Tenant's initial build-out of the Premises, or shall thereafter fail to obtain a construction permit on or before November 1, 2008;

  (10)   Tenant shall fail to take possession of the Premises within thirty (30) days of the Commencement Date; or

  (11)   Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such non-performance shall continue for a period of fifteen (15) days after written notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such fifteen (15) days period, Tenant shall not in good faith have commenced such performance within such fifteen (15) day period and shall not thereafter diligently proceed to completion.

  B.      Remedies of Landlord. If any one or more events of default shall happen, the Landlord shall have the right at Landlord's election, in accordance with Colorado law, then or at any time thereafter either:

  (1)(a)   Without demand or notice, to reenter and take possession of the Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or breach of covenants or prior conditions. Should Landlord elect to reenter as provided in this Subsection (1), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord 's or Tenant' s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which m ay include concessions of free rent ai1d alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rent therefore. Landlord shall use it' s best efforts to relet the Premises after all other space available for leasing in the Building has been let, but, Lai1dlord shall not have any duty to lease the Premises below the then current market rental rates being obtained for competing office buildings in the lower downtown neighborhood of Denver, Colorado ai1d shall in no way be responsible or liable for any failure to relet the Premises, or ai1y part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease un less a written notice of such intention been given to Tenant. No notice from Landlord hereunder or under a forcible entry and unlawful detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

  (b)   If Landlord elects to take possession of the Premises as provided in this Subsection (1) without terminating the Lease, Tenant shall pay to Landlord (i) the Rent and other sums as herein provided, which would be payable thereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be appointed over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenai1t on each such day; or

  (2)      To give Tenant written notice of intention to terminate this Lease on the date of such given notice, or on any later date specified therein, and on the date specified in such notice, Tenai1t's right to possession of the Premises shall cease and the Lease shall hereupon be terminated, except as to Tenant s' liability hereunder as herein after provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this Subsection (2), Tenai1t shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expense in connection with such reletting, including, but without limitation, the expenses enumerated in Subsection (l)(b) above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an amount equal to the worth at the time of termination of the excess, if any, of the amount of Rent reserved in this Lease for the balance of the Term hereof over the then reasonable rental value of the Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts. It is agreed that the "reasonable rental value" shall be the amount of rental which Landlord is able to obtain as rent for the remaining balance of the term.

  (3)      In addition to Landlord's rights set forth in Subsections (1) and (2) above, if Tenant fails to pay its Rent and all other amounts owing hereunder within the time period set forth in Section 20 A( l ) above more than two (2) times during any calendar year during the Term, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in cash or its equivalent, in advance, the Base Rent and Landlord 's estimate of all other amounts which will become due and owing hereunder by Tenant for a period of six (6) months. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Primary Lease Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord's estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which tenant is responsible.

  C.      Cumulative Remedies. Suit or suits for the recovery of the Rent and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.  All such rights and remedies shall be considered cumulative and nonexclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

  D.      No Waiver. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord . No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require  observance or performanceby Landlordor Tenant subsequent to such termination.

  E.      Bankruptcy. Nothing contained in this Section 20 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater,  equal to or less than the amounts recoverable, either as damages Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

  F.     Interest on  Landlord's  Advances. Any amounts paid by Landlord to cure  any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall, if not repaid by Tenant within five (5) days of demand by Landlord, thereafter bear interest at the greater of the rate that is five (5%) percent over the Prime Rate in effect as of the date of such payment by Landlord, or twenty-four percent (24.0%) until paid.

  22.  INTENTIONALLY OMITTED.

  23.  EMINENT DOMAIN.  If the Building, or a substantial part thereof, or a substantial part of the Premises, shall be lawfully taken or condemned (or conveyed under threat of such taking or condemnation) for any public or quasi-public use or purpose, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Current Rent shall be apportioned as of the date of such termination. If any part of the Building, other than the Premises or not constituting a part of the Premises, shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award, or in any judgment for damages, or in any proceeds of any sale made under any threat of condemnation or taking. In the event this Lease is not canceled, the Lease shall continue in full force and effect, without abatement or reduction of rental due hereunder. Notwithstanding the above, Tenant shall have the right to make a separate claim for any moving or relocation expenses associated with any eminent domain proceedings relating to the Premises.

  24. SUBORDINATION TO MORTGAGES and DEEDS OF TRUST

  A. Lease  Subordinate to Mortgages. This Lease and the rights of Tenant  hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages  or deeds of trust now or hereafter existing against the Building, the Property or both, and to  all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof. Although such  subordination shall be self operating, Tenant, or its successors in interest shall, upon Landlord 's request, execute and deliver upon the demand of Landlord any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any  such mortgage or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute all such subordination instruments in the   event Tenant fails to execute said instruments within five (5) days after notice from  Landlord demanding the execution thereof. Said notice may be given in the manner herenafter provided for giving notice.
Should any mortgage or deed of trust affecting the Building, the Property or both be foreclosed, then: (i) the liability of the mortgagee, beneficiary or purchaser at such foreclosure sale shall exist only so long as  such mortgagee beneficiary, or purchaser i s the owner of the Building and/or Property and such liability shall not continue or survive after further transfer of ownership; and (ii) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, and this Lease shall continue in force and effect as a direct lease between and binding upon Tenant and such purchaser at any foreclosure sale. As used in this Section 24, "mortgagee" and "beneficiary" shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote. Notwithstanding the above, if Tenant is not in default  under the terms and conditions of this Lease, the mortgagee or any person taking the Building hereunder shall not disturb the tenancy of Tenant.

  B. Tenant 's Notice. In the event of any act or omission by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until: (a) it has given written notice (by United States certified or registered mail, postage prepaid) of such act or omission to the holder of any mortgage or deed of trust on the Property; and (b) any such holder of any mortgage or deed of trust on the Property, shall, following the giving of such notice, have failed with reasonable diligence to commence and to pursue reasonable action to remedy such act or omission.

  25. WAIVER. The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenants or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The acceptance of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant, or condition of this Lease, it being understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

  26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired, or excused, nor shall Landlord at any time be deemed to be in default hereunder because Landlord: (i) is unable to fulfill any of its obligations under this Lease; or (ii) is unable to supply or is delayed in supplying any service expressly or by implication to be supplied; or (iii) is unable to make or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing any of the foregoing by reason of accident, breakage, repairs, strike or labor troubles, or any outside cause whatsoever beyond the control of Landlord, including, but not limited to, riots and civil disturbances, energy shortages, or governmental preemption in connection with a national emergency, or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

  27. SUBROGATION. The parties hereto agree that any and all fire, extended coverage, and/or property damage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing, prior to a loss, any and all right of recovery against any party for loss occurring to the property described herein;" and each party hereto waives all claims for recovery from the other party, its' officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party, and not withstanding any provisions contained in this Lease to the contrary) to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.

  28. INCORPORATION  BY  REFERENCE. Appendices, clauses, plats, and riders, if any, referred to herein and affixed to this Lease are hereby incorporated herein and made a part hereof.

  29. SALE BY LANDLORD. In the event of a sale or conveyance or transfer by Landlord or its interest in the Property and/or in the Building containing the Premises, and/or in this Lease the same shall operate to release Landlord (subject to the second paragraph of Section
34 hereof) from any future liability upon any of the covenant s or conditions, expressed or implied, herein contained in favor of Tenant, and in such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease for matters which occur after the date of the sale. This Lease shall not be affected by any such sale, conveyance, or transfer, and Tenant agrees to attorn to such purchaser or transferee.

  30. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to  be performed by Tenant under any of the terms of this Lease shall be performed by Tenant  at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue  for fifteen
(15) days after written notice thereof by Landlord , Land lord may, but shall not be obligated to do so, and without waiving or releasing Tenant  from any obligations of Tenant, make any such payment or perform any such other act on Tenant 's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of the rate that is five (5%) percent over the Prime Rate in effect as of the date of such payment by Landlord, or twenty-four percent (24 .0%) shall be payable by Tenant to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant, as in the case of default by Tenant in the payment of Rent.

  31. ATTORNEY'S FEES. In the event of any litigation or arbitration between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein. Moreover, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including attorneys' fees, incurred by Landlord in connection therewith and if Tenant, without fault, is made a party to any litigation instituted by or against Landlord, Landlord shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including attorneys' fees, incurred by Tenant in com1ection therewith.

  32.  ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Rent and other charges are paid, and acknowledging that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant 's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such offsets, claim, or defaults, if any are claimed). It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building Complex or by any other person to whom it is delivered. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord 's performance, and that not more than one (1) months' rental has been paid in advance.

  33. NOTICE. Any notice from Landlord to Tenant or from Tenant to Landlord shall be in writing and may be served personally, by mail, or by reputable overnight courier addressed to Tenant at the Premises or to Landlord at the place from time to time established for the payment of Rent. If served by mail, it shall be mailed by registered or certified mail, return receipt requested . Notices served in person shall be served in the same manner as required for personal service under the Colorado Rules of Civil Procedure.

  34. SECURITY DEPOSIT. For the purposes of establishing good faith with the Landlord that the Tenant shall commence and complete the Tenant improvements contemplated by the Tenant Work Agreement, and open the restaurant in a timely manner, the Tenant will deposit with Landlord the sum of Eighteen Thousand Thirty Three and 83/ l 00 dollars ($18,033.83) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. The damage to the Landlord will be impossible to determine if the Tenant shall fail to diligently pursue the construction of the Tenant's improvements. Therefore, if the Tenant improvements are not timely completed said deposit shall be retained by the Landlord and the Tenant shall be in default as further described in Paragraph 20 of the Lease. Moreover, if Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of this security deposit for the payment of any Rent and any other sum in default, for the payment of any other amount which Land lord may spend or become obligated to spend by reason of Tenant' s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant' s default. If any portion of such deposit is to be used or applied, Tenant shall within five (5) days after written demand therefore, deposit cash with Landlord an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it within the first thirty (30) months of the lease, the security deposit shall be reduced to one month of current rent, additional rent and operating cost s and at the end of the term of the lease or the end of any extension thereto, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord 's option, to the last assigned of Tenant's interest hereunder) within forty-five (45) days after the later of expiration of this Lease and Tenant 's vacation of the Premises.

  Tenant acknowledges that Landlord has the right to transfer its interest in the Building Complex, the Property, the Building and this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall have the right to transfer such security deposit to the transferee. Upon Landlord's delivery to Tenant of such transferee's written acknowledgment of its receipt of such security deposit Landlord shall thereby be released by Tenant from all liability or obligation for the return of such deposit, and Tenant agrees to look solely to such transferee for the return of the security deposit.

  35. RIGHTS RESERVED. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set off or abatement of rent:

  (a) To change the Building's name or street address; however, Landlord shall pay any actual and reasonable costs incurred by Tenant in so doing;

  (b) To install, affix, and maintain any and all signs on the exterior and interior of the Building;

  (b) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

  (c) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks or bolts shall be altered, changed, or added without the prior written consent of Landlord;

  (e) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of said work to temporarily close doors, entryways, public spaces, and corridors in the Building, and to inte1TUpt or temporarily suspend Building services and facilities, Landlord to use reasonable efforts to minimize any interruption or interference with Tenant's use or occupancy of the Premises when performing such work;

  (f) To have and retain a paramount title to the Premises, free and clear of any act of Tenant;

  (g) To grant to anyone the exclusive right to conduct any business or to render any services in the Building; and

  (h) To approve the weight, size, and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture to be moved into and out of the Building and the Premises only at such times and in such manner as Landlord shall direct in writing. Movement of Tenant's property into or out of the building, and within the Building, is entirely at the risk and responsibility of Ten ant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

  37. REAL ESTATE BROKER. Tenant represents that, except for Michael, D. Plante, Broker, Plante Properties, Inc. as the Landlord's broker and Richard Rowland Tenant Representative, Tenant has not dealt directly with any broker in connection with this Lease, and that insofar as Tenant knows; no broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Premises, or is entitled to any commission in connection therewith. All commissions due to the aforementioned brokers shall be paid directly to said brokers by the Landlord. Tenant agrees to indemnify Landlord for any costs or expenses, including reasonable attorneys' fees, incurred by Landlord for any claims by Tenant's broker or any other broker or agent for commissions or fees relating to this Lease other than those fees agreed to between the Landlord and the Tenant 's broker. Michael D. Plante is the Managing Member of Elmo, LLC and is a licensed Colorado Real Estate Broker.

  38. MISCELLANEOUS PROVISIONS.

  (a) The words "re-enter" or "reentry," as used in this Lease, are not restricted to their technical legal meaning. The term "Landlord," as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, Landlord shall be relieved from any further obligation or liability pursuant to Section 29.

  (b) Time is of the essence of this Lease and of each and all of its provisions.

  (c) Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease and it is not effected as a lease or otherwise until execution by both Landlord and Tenant.

  (d) The validity or unenforceability of any provision hereof shall not affect or impair any other provisions.

  (e) This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

  (f) should any mortgagee or beneficiary under a deed of trust require a modification ofthis Lease, which modification will not bring about any increased cost or expense to Tenant or will in any other way substantially change the rights and obligations of Tenant in Tenant' s opinion hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

  (g) All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for rent, unlawful detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

  (h) The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

  (i) Tenant acknowledges that there are no covenants, representations, warranties, agreement, or conditions, expressed or implied, collateral or otherwise, fanning part of or in any way affecting or relating to this Lease except as expressly set out in this Lease and the attachments hereto, and that the terms and provisions of this Lease may not be modified or amended except by written instrument signed by both Landlord and Tenant.

  j) Tenant agrees that Tenant, Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Premises shall abide by the rules and regulations contained in Appendix E. Landlord shall have the right to amend, modify or change the rules and regulations provided that said amendments are applicable to and uniformly bind each tenant of the Building Complex. Tenant agrees to comply with all such rules and regulations upon notice from Landlord thereof. Landlord shall use its reasonable best efforts to uniform y enforce the rules and regulations of the Building. A breach of any of such rules or regulations shall be deemed a default under the Lease and Landlord shall have all remedies as set fo1ih in Section 20.

  39. SUCCESSORS AND ASSIGNS.  Subject to the restrictions on Tenant assignment set forth in Section 14, and further subject to the tem1s and provisions of Section 29, the covenants and conditions herein contained shall apply to and bind the respective heirs, successors, executors, administrators, and assigns of the parties hereto, and the terms "Landlord" and "Tenant" shall include the successors and assigns of either such part y, whether immediate or remote.

  40. QUIET ENJOYMENT. Subject to the terms and prov1s1ons of Section 24, Landlord covenants and agrees that Tenant, upon complying with all of the obligations of Tenant hereunder, and subject to the terms and provisions hereof, shall peaceably and quietly enjoy the Premises and Tenant's rights hereunder during the term hereof.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease the day and year first above written.

TENANT:    Southern Hospitality Franchisee Holding Corporation

By:  /s/  Gary Tedder
Gary Tedder
Its:  President

LANDLORD

Elmo, Limited Liability Company

By:  /s/ Michael D. Plante
Michael D. Plante / Managing Member

APPENDIX B

LEGAL DESCRIPTION

Lots 15-16, Block 40, East Denver

commonly known as 1433 17th Street, Denver, CO 80202 City and County of Denver,

State of Colorado

APPENDIX C

TENANT WORK AGREEMENT

Landlord and Tenant acknowledge that Tenant is accepting Premises "AS IS".

Tenant shall invest no less than $550,000 in Tenant improvements in the Premises.

Landlord shall provide a Restaurant Vanilla Shell Improvement Allowance (Allowance) of $150,000 which shall be used by the Tenant for the construction of its improvements. The Landlord shall pay the Allowance after the Tenant has completed and paid for the first $550,000 of the Tenant Improvements.

Tenant will deposit upon mutual execution of the Lease, in a construction escrow account "Construction Escrow Account" established with the Landlord, a Five Hundred and Fifty Thousand No/! 00 Dollars ($550,000) construction fund which shall be used by the Landlord for the construction of the Tenant's Work listed below. The Tenant shall commence construction of the Tenant's Work within a reasonable amount of time after the issuance of a building permit by the City and County of Denver. The Landlord shall retain the $550,000 Construction Escrow Account and the Tenant's Security Deposit listed in Paragraph 34 of the Lease as liquidated damages in the event that the Tenant fails to proceed with the construction and the full completion of its improvements. Tenant shall however, be allowed to draw down on the construction fund after Landlord 's reasonable approval, in order to pay the contractor payments as the Tenant's Work is completed and invoices are presented for payment.

Condition of Premises:

Fire Sprinklers:	• Existing distribution
Plumbing:
• 4" sanitary waste line
• 314" cold water line stubbed into the space
•  l -1 /2" gas line stub out from meter
• Grease Trap to be installed by the Tenant usi ng the Restaurant Vanilla Shell Allowance.

HVAC:	• To be installed u sing the Restaurant Vanilla Shell Allowance.
Electrical:	• 102/208 3-ph ase 400 am p service. New sub-panels installed by the Tenant using the Restaurant Vanilla Shell Allowance.
Fire Alarm:	• Available zones on house panel if there is room. Sprinkler system alarm wired using the Restaurant Vanilla Shell Allowance.

Tenant 's Work

• The design and construction of a restaurant in the demised premises in accordance with the construction drawings approved by the Landlord and the Tenant.

• Purchase/construction and installation of any Landlord approved signage, awnings and railings.

• Design and installation of related POS and security system, sound system, restaurant equipment and fixtures.

  All other finishes which the Tenant may find necessary for Tenant 's operation.

  1.      Certain Definitions. For purposes of this Tenant Work Agreement, the following defined terms are used. They are:

Tenant 's Representative:     Richard Rowland

Landlord 's Representative:   Michael D. Plante

  Any capitalized term which is used in theTenantWorkAgreementbutnot defined in this Tenant Work Agreement has the meaning set forth for such tenn in the Lease.

  2.  Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Tenant Work Agreement. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Tenant Work Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Tenant Work Agreement will be made to Landlord's R epresentative or Tenant's Representative, as the case may be. Tenant will not make any inquires of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agent or employees, with regard to Landlord's work covered by this Tenant Work Agreement. Either party may change its representative under this Tenant Work Agreement at any time by three (3) days' prior written notice to the other party.

  3. Building Standard. Except as shown or set forth in the Tenant's Plans and Specifications, Tenant must use items prescribed by Landlord for the Building (the "Building Standard") in order to assure the consistent quality and appearance of the Building.

  4. Tenant Work

(a)
Tenant will pay for the design and construction of the Tenant Work. Tenant's improvements in the Premises shall be in accordance with Landlord approved plans and specifications (including, without limitation, all permits, taxes, architectural , engineering and construction contractors fees associated with the construction).

Tenant will not be entitled to a credit against Rent for any Tenant finish.

(b)
All items that become permanently affixed to the Building shall, at the sole discretion, of the Landlord remain with the Building upon the Tenant's move out. Landlord may direct the Tenant to remove Tenant improvements so as to restore the Premises to a vanilla shell condition.

  5. Landlord's Approval. Landlord, in its reasonable discretion, may withhold its approval of any Tenant space plan or Tenant work drawings that require work which:

(a)
exceeds or affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, electrical, communication or other systems  of the Building (other than as shown on previously approved Tenant's plans and specifications or Tenant work drawings as proposed to Landlord as of the date hereof for part of the Tenant work);

(b)	is not approved by the holder of any mortgage or deed of trust encumbering the building at the time the work is proposed.

(c)	would not be approved by a prudent owner of property similar to the Building;

(d)	violates any agreement which affects the Building or binds Landlord;

(e)	Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term:

(f)	Does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises.

6. Compliance with Code. All work performed in the Building Complex shall be in conformance of all local codes and ordinances.

7. Construction Permit. Tenant shall proceed with the design of the Tenant finish so that Tenant can timely apply for a construction permit and such that a permit can be obtained no later than July 1, 2012.

APPENDIX D

BASE RENT

Rent shall commence on the Rent Commencement Date. The Rent for any partial month shall be charged at a rate equivalent to the number of days the Premises are within Tenant's possession divided by the number of days in the month of the partial occupancy.

Date of Lease Execution-Rent Commencement Date:    No Charge

Rent Commencement Date-August 31, 2013:      $15,550.00 Per Month

September 1, 2013-August 31, 2014:            $16,016.50 Per Month

September 1, 2014-August 31, 2015:            $15,497.00 Per Month

September 1, 2015-August 31, 2016:            $16,991.90 Per Month

September 1, 2016-August 31, 2017:            $17,501.66 Per Month

September 1, 2017-August 31, 2018:            $18,026.71 Per Month

September 1, 2018-August 31, 2019:            $18,567.51 Per Month

September l , 2019-August 31, 2020:            $19,124.54 Per Month

September 1, 2020-August 31, 2021:            $19,698.27 Per Month

September 1, 2021-August 31, 2022:            $20,289.22 Per Month

The monthly rent does not include any adjustments contemplated in Section 5 of the lease for Taxes and Operating Costs. The First Year Operating Cost Estimate is $3,576.50 per month in addition to the Base Rent.

The Tenant (but not any assignee or sublease absent Landlord's express written grant) shall have two (2) five-year options to renew. The Base Rent for the first year of the Extension Period shall be at market rate for similar restaurant spaces in the LoDo market area, but not lower than the last years rent, additional rent and operating costs. The Base Rent for the option period shall increase at 3% for each succeeding year of the Lease. Tenant shall give the Landlord notice of its intent to exercise any option within the time and in the manner set forth in the Lease.

APPENDIX E

RULES AND REGULATIONS

1.Tenant shall not place anything, or allow anything to be placed, in the common areas, in any, or near the glass or any window, door, partition or wall which may in Landlord 's judgment, appear unsightly from the common areas or from the outside of the Building.

2. The Building directory, located in the Building lobby as provided by Landlord, shall be available to Tenant solely to display 2 lines/names and their location in the Building, which display shall be directed by Landlord.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises without the Landlord's prior written approval. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any tenant shall go upon the roof of the Building.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes-other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be born by Tenant.

5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

6. No lodging shall be done or permitted by Tenant on the Premises.

7. Tenant shall not bring upon, use or keep in the Premises or the  Building any kerosene, gasoline or inflammable or combustible fluid or material other than that combustible material, in small quantities, used in the cooking and serving of meals, or use any method of heating or air conditioning other than that supplied by Landlord.

8. Landlord shall have sole power to direct electricians to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The locations of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

9. Upon the termination of the tenancy, Tenant shall deliver to Landlord all keys and passes for offices, room, parking lot and toilet rooms which shall have been furnished Tenant. In the event of the loss of any keys so furnished, Tenant shall pay Landlord therefore. Tenant shall not make: or cause to be made, any such keys and shall order all such keys solely from Land lord and shall pay Landlord for any additional such keys over and above the two sets of keys furnished by Landlord.

10.Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevator, except between such hours and in such elevator as shall be designated by Landlord.

12.Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

13. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or any picture of the Building in connection with, or in promoting or advertising the business of Tenant, except Tenant may use the address of the Building as the address of its business.

14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Building's heat and air conditioning, and shall refrain from attempting to adjus t any controls. Tenant shall keep corridor doors closed.

15. Except for Landlord's gross negligence, Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

16. Except with the prior written consent of the Landlord, Tenant shall not carry on or permit or allow any employee or person to carry on the business of machine copying, stenography, typewriting or similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building without written consent of the Landlord.

17. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises, nor store goods, wares or merchandise on the Premises. Tenant shall not allow any vending machines on the Premises without Landlord's prior consent.

18.All freight must be moved into, within and out of the Building under the supervision of Landlord and according to such regulation as may be posted in the Building Manager's office. All moving of furniture or equipment into or out of the Building by Tenant shall be done at such time and in such manner as directed by Landlord or its agent. In no cases shall items of freight, furniture, fixtures or equipment be moved into or out of the Building or in any elevator during such hours as are normal, considered rush hours to an office building; i.e., 7:30 - 9:30 A.M., 11:00 A.M. - 1:00 P.M. and 4:00 - 6:30 P.M.

19. On Sundays, federally observed holidays and on other days during certain hours for which the Building may be closed after normal business hours, access to the Building or to halls, corridors, elevators, stairwells will be controlled by Landlord through the use of the Building watchman. This watchman will have the right to demand of any and all persons seeking access to the Building proper identification to determine if they have rights access to the Premises. The Landlord shall; in no case, be liable for damages wherein admission to the Building has not been granted during abnormal hours by reason of a tenant failing to properly identify himself to the watchman, or through the failure of the Building to be unlocked and open for access by Tenant, Tenant’ s employees and general public. Nothing contained herein shall obligate Landlord to provide such watchman or to make Landlord liable for any act or omission of any watchman which may be provided.

20. Tenant shall not change locks or install other locks on doors without the prior written consent of Landlord.

21.Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures or heating apparatus reasonably known to Tenant so the same may be attended to properly.

22. No safes or other objects larger or heavier thaJ1 the freight elevators of the Building are limited to carry shall be brought into or installed on the demised Premises. Landlord shall have the power to prescribe the weight and position of such safes or other object s which shall, if considered necessary by Landlord, be required to be supported by such additional materials placed on the floor as Landlord may direct, and at the expense of Tenant. In no event can these items exceed a weight for which the floor is designed.

23. No person or persons other than those approved by Landlord will be permitted to enter the Building for purposes of cleaning, maintenance, construction or painting.

24. Tenant shall not permit or suffer the demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying of a lighted cigar or cigarette in the common areas or the elevators of the Building is prohibited.

25. Canvassing, soliciting and peddling in the Building are prohibited. Tenants shall cooperate to prevent the same.

26. Land lord reserves the right, at any time, to rescind any one or more of these rules and regulations or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Building for the preservation of order therein.

LANDLORD:

ELMO, LIMITED LIABILITY COMPANY

/s/ Michael D. Plante
By: Michael D. Plante, Managing Member

TENANT:

Southern Hospitality Franchisee Holding Corporation

/s/ Gary Tedder
Its:  President

APPENDIX F

FURNITURE, FIXTURE, EQUIPMENT AND PERSONAL PROPERTY LIEN

As additional security for Tenant's performance of its obligations under this Lease. Tenant hereby grants to Landlord a security interest in and to all of the furniture, fixtures and equipment and personal property as described in Exhibit A herein, that is owned by the Tenant situated and on the Leased Premises as security for the payment of all Rent and other sums due or to become due under this Lease. Tenant shall execute such documents as Landlord may require to evidence Landlord's security interest in such personal property. Such fw11iture, fixtures, equipment and personal property shall not be removed from the Leased Premises (except to the extent such property is replaced with an item of equal or greater value} without the prior written consent of Landlord . It is intended by the parties hereto that this instrument shall have the effect of a security agreement covering the furniture, fixtures, equipment and personal property, and Landlord, upon the occurrence of any event of default set forth in Section 20. May exercise any rights of a secured party under the Unif01m Commercial Code of the State of Colorado.
Upon presentment to Landlord for which permission shall not be unreasonably withheld,

EXHIBIT A

FURNITURE, FIXTURE, EQUIPMENT AND PERSONAL PROPERTY

List of F, F & E to be attached.

APPENDIX G

BROKER DISCLOSURE TO TENANT

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (BDT20-5-09) (Mandatory 7-09)

DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAI LABLE WHICH INCLUDE LANDLORD AGENCY, TENANT AGENCY OR TRANSACTION-BROKERAGE.

BROKERAGE DISCLOSURE TO TENANT DEFINITIONS OF WORKING RELATIONSHIPS

For purposes of this document, landlord includes sublandlord and tenant includes subtenant. Landlord's Agent: A landlord's agent works solely on behalf of the landlord to promote the interests of the landlord with the utmost good faith, loyalty and fidelity. The agent negotiates on behalf of and acts as an advocate for the landlord. The landlord's agent must disclose to potential tenants all adverse material facts actually known by the landlord's agent about the property. A separate written listing agreement is required which sets forth the duties and obligations of the broker and the landlord.

Tenant's Agent: A tenant's agent works solely on behalf of the tenant to promote the interests of the tenant with the utmost good faith, loyalty and fidelity. The agent negotiates on behalf of and acts as an advocate for the tenant. The tenant's agent must disclose to potential landlords all adverse material facts actually known by the tenant's agent, including the tenant's financial ability to perform the terms of the transaction and, if a residential property, whether the tenant intends to occupy the property. A separate written tenant agency agreement is required which sets forth the duties and obligations of the broker and the tenant.

Transaction-Broker: A transaction-broker assists the tenant or landlord or both throughout a real estate transaction by performing terms of any written or oral agreement, fully informing the parties, presenting all offers and assisting the parties with any contracts, including the closing of the transaction, without being an agent or advocate for any of the parties. A transaction-broker must use reasonable skill and care in the performance of any oral or written agreement, and must make the same disclosures as agents about all adverse material facts actually known by the transaction broker concerning a property or a tenant's financial ability to perform the terms of a transaction and, if a residential property, whether the tenant intends to occupy the property. No written agreement is required.

Customer: A customer is a party to a real estate transaction with whom the broker has no brokerage relationship because such party has not engaged or employed the broker, either as the party's agent or as the party’s transaction-broker.

RELATIONSHIP BETWEEN BROKER A ND TENANT

Broker and Tenant referenced below have NOT entered into a tenant agency agreement. The working relationship specified below is for a specific property described as: 1433 17'" Street, Denver, CO 80202 or real estate which substantially meets the following requirements: The St. Elmo Building.
Tenant understands that Tenant shall not be liable for Broker's acts or omissions that have not been approved, directed, or ratified by Tenant.

CHECK ONE BOX ONLY:

[   ] Multiple-Person Firm. Broker, referenced below, is designated by Brokerage Firm to serve as Broker. If more than one individual is so designated, then references in this document to Broker shall include all persons so designated, including substitute or additional brokers. The brokerage relationship exists only with Broker and does not extend to the employing broker, Brokerage Firm or to any other brokers employed or engaged by Brokerage Firm who are not so designated.

BDT20-5-09. BROKERAGE DISCLOSURE TO TENANT Page 2 of 2

[X]  One-Person Firm. If Broker is a real estate brokerage fr rm with only one licensed natural person, then any references to Broker or Brokerage Firm mean both the licensed natural person and brokerage firm who shall serve as Broker.

CHECK ONE BOX ONLY:

[X]  RJ Customer. Broker is the landlord's agent and Tenant is a customer. Broker is not the agent of Tenant.

Broker, as landlord's agent, intends to perform the following list of tasks:

[X] Show a property [X] Prepare and Convey written offers, counteroffers and agreements to amend or extend the lease.

[  ] Customer for Broker's Listings - Transaction-Brokerage for Other Properties. When Broker is the landlord's agent, Tenant is a customer. When Broker is not the landlord's agent, Broker is a transaction-broker assisting in the transaction. Broker is not the agent of Tenant.

[  ] Transaction-Brokerage Only. Broker is a transaction-broker assisting in the transaction. Broker is not the agent of Tenant.

If Broker is acting as a transaction-broker, Tenant consents to Broker's disclosure of Tenant's confidential information to the supervising broker or designee for the purpose of proper supervision, provided such supervising broker or designee shall not further disclose such information without consent of Tenant, or use such information to the detriment of Tenant.

THIS IS NOT A CONTRACT.

If this is a residential transaction, the following provision shall apply:

MEGAN'S LAW. If the presence of a registered sex offender is a matter of concern to Tenant, Tenant understands that

Tenant must contact local law enforcement officials regarding obtaining such information. TENANT ACKNOWLEDGMENT:

Tenant acknowledges receipt of this document on April1 4, 2012.

Tenant: Gary Tedder

/s/ Gary Tedder
Tenant

BROKER ACKNOWLEDGMENT:

On-April 14, 2012, Broker provided (Tenant) with this document via email and retained a copy for Broker's records.

Brokerage Name: Plante Properties, Inc.

/s/ Michael D. Plante
Michael D.Plante / Broker

GUARANTY

THIS GUARANTY, made this15th day of April, 2012 by the undersigned, Southern Hospitality Franchisee Holding Corporation (the "Guarantor"), to and for the benefit of Elmo Limited Liability Company, a Colorado limited liability company ("Elmo").

RECITALS:

A. Concurrently herewith, Southern Hospitality Franchi see Holding Corporation ("Tenant") is executing a Lease with Elmo for space located at 1433 l 71h Street, Suite 150, Denver, CO 80202 (the "Lease").

B. The Lease provides that Elmo will advance funds to pay brokerage commissions and is providing Tenant Improvements relating to the lease space.

C. Elmo requires as a condition precedent to its making the advances and providing the lease premises evidenced by the Lease that Guarantor guaranty the payment of the Rents, interest thereon, and all other monies due or which may become due thereunder as provided below.

D. Guarantor desires to give such guaranty to Elmo in order to induce Elmo to accept the Lease and make the advances.

E. Guarantor will be directly benefited by the acceptance of the Lease and the disbursement of the advance by Elmo since Guarantor is a shareholder of Tenant.

NOW, THEREFORE, in consideration of the foregoing premises and for the purpose of inducing Elmo to accept the lease and make the Allowance, Guarantor hereby agrees as follows:

1. Guaranty of Payment:  Guarantor unconditionally, absolutely and irrevocably guarantees, for the benefit of Elmo and each and every present and future holder or holders of the Lease or assignee or assignees of the Lease, the due, punctual and payment of the Rent, and all other monies due or which may become due thereunder. Notwithstanding the above, Guarantor shall in no circumstance be liable for an amount in excess of the guarantee limits set forth in Exhibit A attached hereto and made a part hereof referenced.

2. Representations and Warranties. The following shall constitute representations and warranties of Guarantor and Guarantor hereby acknowledges that Elmo intends to lease the premises to the Tenant in reliance thereon.

(a) Guarantor is not in default in any material respect, and no event has occurred which with the passage of time and/or the giving of notice will constitute a default in any material respect, under any agreement to which guarantor is a party, the effect of which will impair performance of Guarantor of its obligations pursuant to and as contemplated by the terms of this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order.

(b) There is not any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to Guarantor 's knowledge, threatened that will adversely affect performance by Guarantor of its obligations pursuant to and as contemplated by the terms and provisions of this Guaranty; and

(c) Neither this Guaranty nor any statement or certification as to facts heretofore furnished or required herein to be furnished to Elmo by Guarantor, contains any inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

3. Covenants. Guarantor hereby agrees and convenience that:

(a) At any time during which the Lease is in default, any indebtedness of Tenant now or hereafter owing, together with any interest thereon, to Guarantor (except for ordinary employment salary), is hereby subordinated to the indebtedness of Tenant to Elmo under the Lease, and such indebtedness of tenant to Guarantor in the event of a default hereunder shall be collected, enforced and received by Guarantor in trust for the benefit of Elmo, and shall be paid over to Elmo on account of the indebtedness of Tenant to Elmo, but without impairing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty;

(b) Until the Lease is repaid in full, no payment by Guarantor under any provision of this Guaranty shall entitle Guarantor by subrogation of the rights of Elmo or otherwise, to (i) any payment by Tenant or out of Tenant' s prope1iy or (ii) any payment from or rights in any applicable bonds, title insurance certifications, commitments or indemnities or other security held by or for the benefit of Elmo in com1ection with the Premises, if such subrogation prejudices Elmo's interests;

(c) The liability of Guarantor hereunder shall in no way be affected, diminished or released by any extension of time or forbearance that may be granted by Elmo to Tenant or to Guarantor or any waiver by Elm o under the lease or by reason of any increase, substitution or changes therein, or by the release by Elmo of any security or any withdrawal thereof or decrease therein or by the failure or election not to pursue any remedies Elmo may have against Tenant or Guarantor;

(d) Elmo may enforce this Guaranty without the necessity at any time of first res01iing to or exhausting any other remedy; provided, however, that nothing herein contained shall prevent Elmo from suing on the Lease, and if such remedy is availed of only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature relating to collection of the indebtedness evidenced by the Lease, shall be applied in reduction of the amount due on the Lease and Elmo shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of any payment hereunder or enforcement hereof;

(e) This Guaranty shall remain and continue in full force and effect notwithstanding, the institution by or against Tenant or Guarantor of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings, or otherwise.In the event any payment by or on behalf of Tenant to Elmo is held to constitute a preference under the bankruptcy laws, or if for any other reason Elmo is required to refund such payment or pay the amount thereof to any other party, such payment by or on behalf of Tenant to Elmo shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Elmo upon demand: and

(f) This Guaranty shall be a continuing, absolute and unconditional Guaranty, and shall not be discharged, impaired or affected by the following, whether or not Guarantor has notice or knowledge of, or consent or agree thereto: (I) the existence or continuance of any obligation on the part of Tenant on or with respect to the lease;(ii)the release or agreement not to sue without reservation of rights of any one liable in any way for repayment of the indebtedness evidenced by the Lease for any reason whatsoever; (iii) the power or authority or lack of power or authority of Tenant to execute, acknowledge or deliver the Lease;(iv)the validity or invalidity of the Lease;(v) any defenses whatsoever that Tenant may or might have to the performance or observance of any of the covenants or conditions contained in the Lease; (vi) any limitation or exculpation of liability of Tenant that may be expressed in the Lease; (vii) any sale, pledge, surrender, indulgence, alteration, substitution, exchange, modification, release or other disposition of any of the indebtedness hereby guaranteed, all of which Elmo is expressly authorized to make and do from time to time; (viii) any right or claim whatsoever which Guarantor may have against Tenant; or (ix) the acceptance by Elmo of any, all or part of the indebtedness evidenced by the Lease, or any failure neglect or omission on the part of Elmo to realize on or protect any of the indebtedness evidenced by the Lease.

4. Waivers:  Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payments, notice of acceptance of this Guaranty, nonpayment at maturity and indulgences and notice of every kind with respect to the Lease.Guarantor further consents to any and all forbearances and extensions of the time of the payment of the Lease, including any extension of the maturi ty date of the Lease, to any and all changes in the terms, coven ants and conditions of the L ease, hereafter mad e or granted, it being the intention hereof that Guarantor remain liable as a principal to and until the unpaid principal amount of the Allowance, interest thereon, and all other monies due or which may become due thereunder shall have been fully repaid to Elmo and the terms, covenants and conditions thereof shall have been fully performed and observed by Tenant , notwithstanding any conditions thereof shal l have been fully performed and observed by Tenant, notwithstanding any act , omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

5. Effect of Elmo's Delay or Action. No delay on the part of Elm o in the exercise of any right or remedy shall operate as a waiver thereofand no single or partial exercise by Elmo of any right or remedy shall preclude other right or remedy. No action of Elmo permitted hereunder shall in any way affect or impair the rights of Elm o and the obligation of Guarantor under this Guaranty.

6. Cost of Collection : Guarantor agrees that in addition to all of its other obligations under this Guaranty, Guarantor shall be liable to pay to Elmo or the holder or holders from time to time of the Lease, on demand, all costs and expenses, including reasonable attorney 's fees and court costs, incurred by Elmo or such holder in enforcing the obligation of Guarantor under this Guaranty.

Miscellaneous: Guarantor agrees that this Guaranty shall inure to the benefit of any may be enforced by Elmo and any subsequent holder of the Lease, and their respective successors and assigns, and shall be finding upon and enforceable against the Guarantor and its successors and assigns.Guarantor agrees that this Guaranty shall be governed by and construed in accordance with the laws of the state of Colorado.This Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except by the express terms of a writing signed by the party or parties sought to be bound thereby.In the event any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, Guarantor  agrees that such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty , and this Guaranty shall be construed as i f such invalid, illegal or unenforceable e provision had never been contained herein.
Time is of the essence of this Guaranty.

EXHIBIT A

Notwithstanding the above, the Guarantors shall not be liable to any greater amount than the remaining obligations, in aggregate of the Lease at the time such Guarantee is exercised by the Landlord.

IN WITNESS W HEROF, Guarantor has executed this instrument as of the day and year first above written.

GUARANTOR: Southern Hospi tality Franchisee Holdings Corporations

BY:  /s/ Gary Tedder
Gary Tedder, President